FIRST AMENDMENT TO THE
                 ACCESS POWER, INC. STOCK OPTION PLAN


     This First Amendment to the Access Power, Inc. Stock Option Plan

(the "Plan"), is made effective as of March 25, 1998.



     1.   Section 5.1 of the Plan shall be amended to read as follows:

               "5.1 The aggregate number of Shares with respect to which Options may be granted pursuant to the Plan shall not exceed 2,500,000 Shares.
          The maximum number of Shares with respect to which Options may be granted under the Plan to any one Employee shall not exceed 250,000 Shares."


     All the provisions of the Plan not specifically mentioned in this

First Amendment shall be considered modified to the extent necessary to be consistent with the changes made in this First Amendment.


                                   Access Power, Inc.



                                   By___________________________